AMENDMENT NO. 8 TO

                AMRNDED AWD RESTATED LOAN AND SECURITY AGREEMENT



         BY THIS AMENDMENT NO. 8 TO AMENDFD AND RESTATED LOAN AND SECURITY AGREEMENT (t'Amendment No. all) ci;tted as of 74arch 25, 1994f PATTEN RECEIVABLES FINANCE CORPORAT@LON VT, a Delaware corporation ("Borrower") , and GREYHOUND FTNANCIAL CORPORATION, a Delawarc corporation ("Lender") , for good and valuable consideration, the receipt of which is hereby acknowledged, hereby confirm and agrce as follows:

                                    ARTICLE 1
                                  INTRODUCTION
         1.1 Lender [as successor-in-interest to Greyhoijnri Rf.-al Estate Finance Conpany, an Arizona corporation ("GREFCO'l) j and Borrower are parties to that Amended and Restated Loan and Spcurity Agreement dated as of January 9, 1990, as amended by a June 13, 1990 letter amendment, a July 18, 1990 letter amendment, an August 31, 1990 Amendinent No. 1 to the Amended and Restated Loan and Security Agreement, a March 23, 1991 Amendment No. 2 to the Amended and Restated Loan and Security Agreement, a November 21, 1991 Amendment No. 3 to the Amended and Restated Loan and Security Agreement, a January 30, 1992 Amendment No. 4 to the Amended and Restated Loan and Security Agreement, an October _, 1992 Amendment No. 5 to the Amended and Restated Loan and security Agreement, and a May 12, 1993 Amendment No. 6 to the Amended and Restated Loan and Security Agreement and a February 18, 1994, Amendment No. 7 to Amended and Restated Loan and Security Agreement (collectively, the "Agreement").



         1.2 Borrower and Lender wish to amend the Agreemcnt, among other ways, to give BorrowAr the right to obtain an Advance in an amount equal to Four Million Three Hundred Five Thousand Dollars ($4,305,000), which will result in the unpaid principal halance of the Loan, after qiving effect to such Advance, being less than the Maximum Loan Amount but more than the Borrowing Base.

                                    ARTICLE 2

                                    AGREEMENT

2.1 EXcept as otherwise defined herein or unless the context otherwise requires, capitalized terras used in this Amendmezit No. 8 shall have the meaning given to them in the Loan Agreement.


2.2 The Loan Agreement is amended as follows:


(a) Paragraph 5.2 is deleted in its entirety and the following substituted in its place:

         5.2 Subject to Borrower's rights pursuant to paragraph 3.2 and the provisions of paragraph 9.15, if for anY reason the aggregate principal amount of the Loan outstanding at any tima shall emcqed the than Borrowing Base, Borrower, without notice or demand, will immediately make to Lender a principal payment in an amount equal to such excess plus accrued and unpaid interest thereon.

(b) the first sentence of paragraph 5.3 is deleted in its entirety and the following i..-, substituted in its place-.

"Except as provided in this Agreement (including, without limitation,  paragraph
9.15 (d) ] and in the Note, Borrower will,not be entitled to prepay in whole or in part, the Loan tintil the Opp-ning Prepayment Date."

     (c) the  following  paragraphs  are amended by  replacing  the defined term
"Receivables   Collatpral"   where  it'.   is  found   therein   with  the  word
I'Collateral": 5.5, 5.6, 6.10(b), 7.3 and 7.5.
(d) the following is added a,- a new paragraph 9.15;

         "9.15 (a) As used in this paragraph and el Aewhere in this Agreement, the following capitalized termr, shall have the meaning given to them below:

(i)  "Additi6nal Collateral":     the PRFCVII
Stock and the REMIC Class B-1 Certificate.

(ii) "Collatoralll- the Receivablcs Collateral and the Additional Collateral.

           (iii)      11 PMTI 11 - . Patten Mort-gage Trust 1.

         (iv) "POO]ing Agraoirenter: the Puoling atid Servicing Agreement dated as of Septomber 13, 1989, among PMTI, as issuer, CUarantor, as servioer, PRVCVII ' as depositor, And Bankers Trust Company as trustee.

(v)   "PRVCVIIII:  Patten Receivablos Finance
Corporation VII, a Delaware corporation.

(vi) "PRVCVIT Stock,,- all tlle issued and outstanding capital Stock of PRVCVII.


(vii) "REMIC Advance---: the meaning given to it in.paragraph 9.15(b).


     (viii)   "REMIC   Certificatesoo-.   collectively,   th,e  REMIC   Class  A
Certifinates, the REMIC Class B-1 Certificate and the PMTT, Adjustable Rate REMIC Mortgage Pass-Through Certificate, Serie-- 1,989-1, Class 5-2.


(ix) "REMIC Class A Clariif icatan": PMTI , Adjustable Rate REMTC MortgaVe Pass-Through Certificate, Series 1989-1, Class A.



(X) "REMIC Class B-1 Certif icatell: PMTI, Adjustable Rate REMIC 94ortgage Pass-Through Certificate, Series 1989, Class B-1.

         (b) Notwithstanding anything in thic Agreement or in any other Document to the contrary, Borrower shall have the right to obtain an AdvAnce under this Agraoment in an ainount equal to Four Mi.llion Three Hundrad Forty Thousand Dollars ($4,340,000) ("REMIC Advance"), which RF-MIC Advance will result in the unpa'id principal balance of the Loan, after giving effect to thA REMIC Advance, being less than the Maximuin Loan Anotint but more than the Borrowing Base. The REMIC Advanco will be mado simultaneously with the execution hereof (or, if later, promptly after the conditions in paragraph (c) below have been Eatisfied),


     (c) Borrower shall have satisfic-ri the following conditions precedent at the time of the making of the REMIC Advance:
         (i) Lender shall have receivad the original REMIC class B-1 Certificate and the stock ccrtificate(s) evidencing the PRFCVII Stonk, with all required endorsements; and shall have an exclusive Security Interest in the Additional Collateral;

         (ii) Borrower has delivered to Lendar tha following documents, all of which shall hava been properly completed and executed and shall otherwise be satisfactory inform and substance to Lender in its sole and absolute discretion:
(A) a Consent of Guarantor and  Amendinent to Cuarantee  c!xeculed @y Guarantor;
(B) a Stock Pledge and SecQrity Agreement (with Irrevocable Proxy) and blank stock power executed by Guarantor and covering the PRVCVII Stock; (C) a Pledge and Security Agreement covering the REMIC Class B-1 Certificate executed by Guarantor; (D) UCC-1 Financing Statements with respect to the Additional Collateral for filing in Florida and Massachusetts; (E) an opinion from counsel to Borrower and Guarantator as to such matters as Lender may require, which counsel shall be reasonably satisfactory to Lender; (P) such amendments to recorded and filed Dnc-UMO,'Its as Lend-r may doo-m necessary; (G) such third party consents and acknowledgements as Lender may reasonably requirq with respect to the Additional ('nllAteral; (H) a writ*-en request for the AdvancA; and (I) such nther documents as Lender ray reasonably require;

(iii) Lender shal1 have received evidence satisfactoryto it of the unpaid principal balance of the REMIC Certificates and the aggregate Scheduled
Principal Balancon of tha Mortgages (as that term in defined in the Pooling Agreemant), all as of the last Remittance Date (a-- def ined in the Poolinq Agreement) , and such items as Lender may reaso.-iably require in connection with the REMIC Class B-1 Certificate;

     (iv) Lender shall have received copies of the Certificate- of Incorporation of PRFCVII; and
     (v) the general conditions to Advances as set forth in paragraphs 4.1(d)-(g) have been satisfied.

         (d) Except as provided below, Borrower shall at all times maintain or cause to be maintained for the benefit of Lender an exclusive Security Interest in the Collateral. until March 31, li.996, BorrowL=r shall havo no obligation to make any principal payment under paragraph 5.2 so long as Lender has an exclvsive Security Interest 46n 'the Collateral and no Event of Default thpn exists; provided, however, that Borrower shall not in any way be relieved of its pay,-nent and substitution obligations under paragraph 3.2. Not later than March 31'.1996,, Borrower will make a principal payment ("In Balance Payment") on the Loan in an amount equal to the difference between (i) the then principal balance of the Loan and (ii) the then Borrowing Base. No prepayment premium shall be requirfd in connection with the In Balance Payment. Notwithstandi.ng anything contained herein to the contrary, thA REMIC Advancc and all interest therein may be prepaid without penalty or premium at any time,

         (e) If no Event of Default exists, Lender shall release the Additional Collateral PromPtly after receipt of the in Balance Payment (i.e. Lender shall release the Additional Collateral promptly after such time as the outstanding pr;-ncipal balance of the Loan is less than or equal to the then Borrowing Base.

     (f) An "Event of Default" (as defined in thQ Poolinq Agreement) or a defaul-l- in tho- payment of dirtributions to which the holder of the REM-LC Class B-1 certificate is entitled shall each constitllt.P. An EvL%nt of Default under this Agreencnt.


     2.3 Borrower will pay on demand or, at Lender's election, reimburse Lender for all Lenderfs out-of-pocket expenses for the documentation and closing of the transaction contemplated by this Amendroent No. 8 and the making of the REMIC Advance.

         2.4 Borrower confirms and restates to Lender as of the date hereof all 4Lts representations and warrantion set forth in the Agreement, as amended hereby, and the other documents executed by Borrower evidencing, securing or otherwise pertaining to the Loan ("Documents"). Borrower agrees that all liens and security interests granted by it in the Documents are reaffirmed for the benefit of Lender and shall secure the Loan and the Other Loan Obligations (as defined in the Agreement) - Borrower further acknowledges that Lender has performed and is not in default of its Obligations @nder the Documents and that there are no offsets, defenses or counterclaims with respect to any of its Obligations under the Documents.

         2.5 Borrower will execute and deliver such further instruments and do such things as in the sole and absolute judgment of Lender are necessary or desirable to effect the intent of this Amendment and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this Amendment and any other documents executed in connection herewith, including, without limitation, amendments to security I.nan documents and financing statements.

         2.6 This Amendment shall not be binding upon Lender unless and until Borrower has delivered to Lender the following documents and other items, all of which shall be properly completed and executed and shall otherwise be satisfactory in form and substance to Lender in its sole and absolute discretion:

         (a)  resolution(s)  or  cartificate(s)   from  Borrower  and  Guarantor
authorizing (i) the Axecution and delivery of this amendment and the other documents called for in thi:3 Amendment or requested by Lender pursuant %alslo this paragraph to be provided by such entity and (ii) the transaction contemplated hereby; and

(b) the documents required to he delivered to Lender pursuant to paragraph 9.15(c).

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Amendnent shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter. if, for any reason, the REMIC Advance is not made on or before March 28, 1994, Lender shall promptly return the Additional Collateral to the Guarantor and release all liens and security interests thereon.

2.7 This Amendment ray not be amended or otherwise modified except in a writing daily Axecuted by the partiq& hereto.

2.8 If any one or more of the prnviq.ions of this Amendment jo held to be invalid, illegal or unamforceablo in any . respect or for any reason (all of which invalidating laws are waivqd to tha fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provision(s) of thiq A-mendmant shall nQt be in any respect impaired. Tn lieu of each such unenforceable provision, there shall be added automatically as a part of this Amendmant a provision that is legal, valid and enforreable and is siynilar in terms to such unenforceablp- provisions as may be possible.



2.9 This Amendment constitutes the entire agreemant and understanding of the parties with respect to the subject matter hereof and this Amendment and the Documents, As amended hereby, supersedes all prior written or oral undnrstandings and agreements between the parties in connection with its subject matter..

2.10 All Schedules and Exhibits referred to herein are herein incorporated by this reference.

2.11 This Amendment may be exactated in one or more counterrparts, and any number of which having be-en signed by all the parties hereto nhall be taken as one original.



2.12 Borrower and Lander hareby ratify And confirnl the Loan Agreement, as amended hereby, in all respects; and, except as expressly amended hereby, the Loan Agreement shall remain in full force and effect. Tn t-.hp event of any Conflict between the provisions of the Agreement_ (as in effect prior tn the execution hereof) , the terms of this Amendment shall control and in the event of any conflict between the provisions of the Agreement (as amended hereby) and of any other Document, the terms of the Agreement shall control.

IN WITNESS WHEREOF this instrument is executed as of the date set forth above.



" BOPROW'ER 11



"LENDER"




PATTEN RECEIVABLES FINANCE
CORPORATION VI, a
Delaware corporation



By:
GREYHOUND FINANCIAL CORPOP-ATIONL a
Delaware corporation



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